Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of March 26, 2018 (the “Effective Date”), by and between BI-LO Holding, LLC, a Delaware limited liability company (the “Company”) and Brian Carney (the “Executive”) (collectively, the “Parties”).

WHEREAS, the Company and the Executive are party to that certain Employment Agreement, dated as of February 4, 2012 (the “Employment Agreement”);

WHEREAS, the Board of Managers (the “Board”) of the Company has determined that it is in the best interest of the Company that certain amendments be made to the Employment Agreement to confirm and memorialize the Executive’s current base salary, and severance; and

WHEREAS, Section 16 of the Employment Agreement permits amendment of the Employment Agreement by means of a written agreement executed by the Executive and the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows, effective as of the Effective Date:

1.       Base Salary. Section 5(a) of the Employment Agreement shall be deleted and replaced in its entirety with the following:

“As compensation for the services rendered hereunder, the Employee shall receive an annual base salary of $700,000 (“Base Salary”), payable at the Company’s regular employee payroll intervals. The Base Salary may be increased (but not decreased) at any time during the course of the Employee’s term of employment at the sole discretion of the Board.”

2.       Severance. The second sentence of the fourth paragraph of Section 12(c) of the Employment Agreement shall be deleted and replaced in its entirety with the following:

“Additionally, the Company shall pay the Employee an amount equal to the following: two hundred percent (200%) of the sum of (i) the Employee’s then Base Salary plus (ii) the potential Incentive Bonus payable for the year of such termination, assuming an annual performance bonus period, as if the target performance levels are achieved (collectively, the “Severance Payment”), which shall be payable in equal monthly installments during the Company’s regular payroll periods during the twelve (12) months after such termination.”

3.       Management Incentive Plan. A new Section 6(c) shall be added to the Employment Agreement to read as follows:

“The Employee will be eligible to participate in the Southeastern Grocers, LLC management incentive plan (the “MIP”)to be adopted by the Board in connection with the restructuring of Southeastern Grocers, LLC (the “Restructuring”). The MIP shall be composed often percent (10%) of the outstanding equity securities of the reorganized Southeastern Grocers, LLC issued on the effective date of Southeastern Grocers, LLC’s emergence from its in-court restructuring proceedings (taking into account all equity securities issuable in accordance with Southeastern Grocers LLC’s restructuring and taking into account all equity securities issued or to be issued pursuant to the MIP), on a fully diluted basis. The Employee’s award under the MIP shall be in an amount and subject to such terms as determined by the Board in its good faith based on the recommendation of the Company’s Chief Executive Officer and such award shall be granted to the Employee no later than ninety (90) days following the effective date of the Restructuring. Any failure to establish the MIP and grant the Employee’s award under the MIP as described herein shall automatically be deemed to constitute Good Reason under Section 12(c) of this Employment Agreement, without regard to any other provisions herein.”

4.       References. All references in the Employment Agreement to “Agreement” and any other references of similar effect shall hereinafter refer to the Employment Agreement as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

5.       Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating thereto.

6.       Governing Law. This Amendment is to be interpreted, construed and governed according to the laws of the State of Florida without regard to conflicts of laws principles thereof.

7.       Counterparts. The Parties may execute this Amendment in counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

BI-LO Holding, LLC

	By:	/s/ Anthony Hucker
Name: Anthony Hucker
Title: President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Brian Carney
Brian Carney